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                                                                   Exhibit 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors

HCI Direct, Inc. (formerly, Hosiery Corporation of America, Inc.)
Bensalem, Pennsylvania

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-07197 on Form S-1 of HCI Direct, Inc. (formerly, Hosiery Corporation of America, Inc.) and subsidiaries (the "Company") of our report dated March 5, 1999, (except for Note 24, as to which the date is March 26, 1999 and Note 25, as to which the date is June 25, 1999) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of the Company, listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Philadelphia, Pennsylvania

June 25, 1999